Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, George Furlan, in his capacities as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, of Sentient Brands Holdings Inc. (the “Registrant”) does hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: November 22, 2021	/s/ George Furlan
George Furlan
Interim Chief Executive Officer, Interim President and Director (Principal Executive Officer)

Date: November 22, 2021	/s/ George Furlan
George Furlan
Interim Chief Financial Officer (Principal Financial and Accounting Officer)